Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Teknik Digital Arts, Inc.:
As independent registered certified public accountants, we hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form SB-2 (the “Registration Statement”) of Teknik Digital Arts, Inc. (the “Company”) and to the incorporation in the Registration Statement of our report dated December 18, 2006, included in the Company’s Form 10-KSB for the year ended September 30, 2006.
Semple, Marchal & Cooper, LLP
Phoenix, Arizona
June 14, 2007